As filed with the Securities and Exchange Commission on May 6, 2009
Registration No. 333-158339
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8/A

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

FOOTSTAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	22-3439443
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

933 MacArthur Boulevard
Mahwah, New Jersey	07430
(Address of Principal Executive Offices)	(Zip Code)

Footstar, Inc. 2006 Non-Employee Director Stock Plan, as amended
(Full title of the plan)

Maureen Richards, Esq.
Senior Vice President, General
Counsel and Corporate Secretary
Footstar, Inc.
933 MacArthur Boulevard
Mahwah, New Jersey 07430
 (Name and address of agent for service)

Telephone number, including area code, of agent for service:  (201) 934-2334

EXPLANATORY STATEMENT

On March 31, 2009, the Registrant filed a registration statement on Form S-8 (No. 333-158339) (the “Registration Statement”) to register a total of 55,000 shares of its common stock, $0.01 par value per share, and 55,000 preferred share purchase rights, which were initially carried and traded with such common stock, to be issued under the Footstar, Inc. 2006 Non-Employee Director Stock Plan, as amended.  On May 5, 2009, the Registrant filed a certificate of dissolution with the Secretary of State of the State of Delaware.  Pursuant to the undertakings contained in the Registration Statement, the Registrant hereby de-registers all of the securities registered under the Registration Statement that remained unsold as of the date of this post-effective amendment.

PART II

Item 8. Exhibits.

See Exhibit Index, which is incorporated herein by reference.

SIGNATURES

THE REGISTRANT.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mahwah, State of New Jersey, on May 6, 2009.

FOOTSTAR, INC.

By:	/s/ Maureen Richards
Maureen Richards
Senior Vice President, General Counsel and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

*	Chairman of the Board, Chief
Jonathan M. Couchman	Executive Officer and President	May 6, 2009

*	Chief Financial Officer – Senior
Michael J. Lynch	Vice President	May 6, 2009

*	Vice President-Controller and
Craig M. Haines	Principal Accounting Officer	May 6, 2009

*	Director
Eugene I. Davis		May _, 2009

*	Director
Adam W. Finerman		May 6, 2009

      *By:
/s/ Maureen Richards
Maureen Richards
Attorney-In-Fact

 EXHIBIT INDEX

Exhibit Number	Description
24.1	Power of Attorney (previously filed with the Form S-8 filed on March 31, 2009 and incorporated herein by reference).